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                                                                    EXHIBIT 3.11


                            CERTIFICATE OF FORMATION
                            ------------------------

                                       OF

                             MEDIACOM SOUTHEAST LLC


     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Act"), hereby certifies that:

     FIRST:    The name of the limited liability company is Mediacom Southeast
LLC (hereinafter called the "limited liability company");

     SECOND:   The address of the registered office and the name and address of the registered agent of the limited liability company, required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are the Lexis Document Services Inc., 30 Old Rudnick Lane, Suite 100, Dover, De 19901.



Executed on August 21, 1997.


                                        /s/ H. Frances Kleiner
                                      ---------------------------
                                      H. Frances Kleiner, Esq.
                                      Sole Organizer
                                      Cooperman Levitt Winikoff
                                           Lester & Newman, P.C.
                                      800 Third Avenue
                                      New York, New York 10022